Exhibit 10.27

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) dated as of May 26, 2005 is made and entered into by and between JACKSON HEWITT TAX SERVICE INC., a Delaware corporation (the “Parent”), JACKSON HEWITT INC., a Virginia corporation (the “Borrower”) and WACHOVIA BANK, NATIONAL ASSOCIATION (the “Lender”).

BACKGROUND STATEMENT

The Parent and the Borrower are parties to that certain Credit Agreement dated as of June 25, 2004 among the Parent, the Borrower, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent (the “Existing Credit Agreement”).  The Borrower has requested that the Lender provide a revolving credit facility of up to $50,000,000 to supplement the facility under the Existing Credit Agreement pursuant to the terms and conditions set forth herein.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Existing Credit Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
REVOLVING LINE OF CREDIT

1.1                                 Revolving Loans.  The Lender hereby establishes a revolving line of credit (the “Revolving Line of Credit”) in favor of the Borrower in the aggregate principal amount of up to Fifty Million Dollars ($50,000,000) (the “Commitment”) and agrees to make and remake one or more loans to the Borrower (each a “Loan” and collectively, the “Loans”), upon the terms and conditions set forth in this Article I, from time to time on any Business Day during the period from the Effective Date through the Loan Termination Date.  The Borrower may borrow, repay and reborrow any amount of the Revolving Line of Credit.

1.2                                 Borrowings.  In order to make a borrowing under the Revolving Line of Credit (a “Borrowing”), the Borrower shall give the Lender written notice (a “Notice of Borrowing”) not later than 12:00 p.m., Charlotte, North Carolina time, on the date of such Borrowing.  Such Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of the Loan to be made pursuant to such Borrowing, (ii) the requested Borrowing date, which shall be a Business Day on or after the Effective Date, and (iii) the disbursement instructions for such Loan.  The aggregate amount of each such Borrowing shall not be less than $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof (or if less, in the amount of the Commitment less the aggregate principal amount of all Loans outstanding hereunder at such time).  Receipt of a Notice of Borrowing by the Lender shall be deemed to be a representation and warranty of the Borrower hereunder that all of the applicable conditions to Borrowing set forth in Article III hereof shall have been satisfied as of the date of Borrowing.

1.3                                 Interest.

(a)                                  The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full at a rate equal to the LIBOR Market Index Rate plus 1.25% per annum as such rate may change from day to day in accordance with changes in the LIBOR Market Index Rate.  For purposes hereof, the “LIBOR Market Interest Rate” for any day shall be the rate for one month U.S. dollar deposits as reported on Telerate page 3750 as of 11:00 a.m. London time, on such day, or if such day is not a London business day, then the immediately preceding London business day (or if not so reported, then as determined by the Lender from another recognized source or interbank quotation).  Such interest shall be computed on the basis of a year consisting of 360 days, as the case may be with regard to the actual number of days (including the first day but excluding the last day) elapsed.  Accrued and unpaid interest shall be due and payable in arrears on the first Business Day of each month and on the Loan Termination Date and thereafter, on demand.

(b)                                 Notwithstanding any other provision of this Agreement to the contrary, upon and during the continuance of any Event of Default under this Agreement, at the option of the Lender without any required notice to the Borrower, the outstanding principal amount of each of the Loans, and to the full extent permitted by law, all interest accrued on each of the Loans, shall bear interest at the Default Rate, and such default interest shall be payable on demand.

1.4                                 Payments and Prepayments.  The Borrower may prepay the Loans, in whole or in part, at any time and from time to time, upon written notice to the Lender (a “Prepayment Notice”) received not later than 11:00 a.m. Charlotte, North Carolina time one Business Day prior to the date of such prepayment (which shall be a Business Day); provided that each partial prepayment of such Loans shall be in an aggregate principal amount of not less than $3,000,000 or if greater, an integral multiple of $1,000,000 in excess thereof.  The Prepayment Notice shall be irrevocable and shall specify the proposed date and aggregate principal amount of prepayment.  Notwithstanding anything herein to the contrary, the Borrower shall immediately prepay Loans outstanding hereunder on any date on which the outstanding Loans on such date exceed the Commitment by an amount equal to such excess.

1.5                                 Use of Proceeds.  The proceeds of the Loans shall be used by the Borrower for working capital and general corporate purposes of the Credit Parties.

ARTICLE II
TERM AND TERMINATION

2.1                                 Term.  The term of this Agreement shall commence on the first Business Day following payment in full by the Borrower of the $175 million Floating Rate Senior Notes due June 25, 2009 (the “Effective Date”).  Prior to the Effective Date, neither the Borrower nor the Lender shall have any rights or obligations under this Agreement and none of the Borrower, the Parent, or any of their Subsidiaries shall be subject to the restrictions set forth herein until the Effective Date.

2.2                                 Termination.  The Revolving Line of Credit and the Commitment hereunder shall be automatically terminated and the Borrower shall repay to the Lender the aggregate principal amount of all outstanding Loans hereunder, together with accrued and unpaid interest thereon, on the earliest to occur of (i) January 31, 2006, or (ii) the date of termination in whole of the aggregate Commitments pursuant to the Existing Credit Agreement by any party thereto (the “Loan Termination Date”).

ARTICLE III
CONDITIONS

3.1                                 Conditions Precedent to Initial Borrowing.  The obligation of the Lender to make Loans after the Effective Date in connection with the initial Borrowing hereunder is subject to the satisfaction of the following conditions precedent:

(a)                                  The Lender shall have received a guarantee in form and substance reasonably satisfactory to the Lender from each of the Parent, Tax Services of America, Inc., Delaware corporation and Hewfant, Inc., a Virginia corporation (together with the Borrower, the “Credit Parties” and each a “Credit Party”).

(b)                                 The Lender shall have received a certificate dated as of a date no later than the Effective Date from the Secretary of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any agreement, instrument or other document contemplated hereby (each a “Credit Document” and collectively, the “Credit Documents”) and that attached thereto is a true and complete copy of (i) the articles of incorporation of such Credit Party and all amendments thereto certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, (ii) the bylaws of such Credit Party and all amendments thereto and (iii) resolutions adopted by the Board of Directors of such Credit Party, authorizing the execution, delivery and performance of the Credit Documents to which such Credit Party is a party.

(c)                                  The Lender shall have received a certificate from the Secretary of State of the state of incorporation of each Credit Party, dated as of a recent date, as to the existence of such Credit Party.

(d)                                 The Lender shall have received an opinion of legal counsel to the Credit Parties dated as of date no later than the Effective Date in substantially the form attached hereto as Exhibit A.

(e)                                  The Borrower shall have paid to the Lender when due the upfront fee in clause (1) of the second paragraph of the Fee Letter dated as of the date hereof between the Borrower and the Lender (the “Fee Letter”).

3.2                                 Conditions Precedent to Each Borrowing.  The obligation of the Lender to make any Loans hereunder, including the initial Loans, is subject to the satisfaction of the following conditions precedent on the relevant date of Borrowing:

(a)                                  All of the representations and warranties incorporated by reference into this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties are otherwise qualified by materiality in which case they shall be true and correct in all respects) on the date of such Borrowing before and after giving effect to the Borrowing of any Loan on such date and the application of the proceeds thereof, as though made on and as of such date (other than any representation or warranty that, by its terms, refers to a specific date other than such date of Borrowing, in which case such representation or warranty shall be true and correct in all material respects as of such date).

(b)                                 No event has occurred and is continuing or would result from such Borrowing or the application of proceeds therefrom, that constitutes an Event of Default.

(c)                                  The Borrower shall have paid to the Lender when due all fees and expenses payable to the Lender under this Agreement or the Fee Letter.

ARTICLE IV
INCORPORATION BY REFERENCE

The terms and conditions of the Existing Credit Agreement set forth in Section 2.13 (Increased Costs), Section 2.15 (Taxes), Article III (Representations and Warranties), Article V (Affirmative Covenants), Article VI (Negative Covenants) and Article VII (Events of Default) thereof (other than provisions therein relating to letters of credit or the Issuing Bank) and all defined terms used therein and all exhibits and schedules to the Existing Credit Agreement relating thereto are specifically incorporated herein by reference with the same force and effect as if the same were set out in this Agreement in full.  Notwithstanding the foregoing, except as otherwise provided herein, all references in such incorporated provisions to the “Administrative Agent”, a “Lender” or the “Lenders” or words of similar import or to “this Agreement”, “hereof”, “hereto” or “hereunder” or words of similar import shall, without further reference, mean and refer to the Lender under this Agreement and to this Agreement, respectively; all references in such incorporated provisions to the “Borrower” shall, without further reference, mean and refer to the Borrower hereunder; all references in such incorporated provisions to a “Loan” or the “Loans” or a “Borrowing” or the “Borrowings” or words of similar import shall, without further reference, mean and refer to a “Loan” or the “Loans” or a “Borrowing” or the “Borrowings” as appropriate, hereunder; all references in such incorporated provisions to a “Commitment” or the “Commitments” shall, without further reference, mean and refer to the facility hereunder; all references in such incorporated provisions to the “Maturity Date” shall, without further reference, mean and refer to the Loan Termination Date hereunder.  The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement is for convenience only, and this Agreement and the Existing Credit Agreement shall at all times be, and be deemed to be and treated as, separate and distinct loan obligations.  The incorporation by reference into this Agreement of the terms and conditions of the Existing Credit Agreement shall not be affected or impaired by any subsequent expiration or termination of the Existing Credit Agreement or any amendment, waiver or modification thereto except as expressly agreed by the Lender in writing.  In the event of any conflict between the provisions of the Existing Credit Agreement and this Agreement, the terms of this Agreement shall govern.

The Borrower, by its execution of this Agreement, hereby agrees to amend and restate this Agreement at the request of the Lender to set forth in full the provisions incorporated by reference herein from the Existing Credit Agreement and to modify the terms and provisions of this Agreement as appropriate to provide for the inclusion of additional lenders upon any assignment or proposed assignment by the Lender of its rights and obligations hereunder effected in accordance with Section 5.8 hereof.  In addition, the Borrower hereby agrees to notify the Lender promptly and in any event within three Business Days of any amendment, supplement or other modification to the Existing Credit Agreement and, at the request of the Lender, to enter into any amendment or supplement to this Agreement proposed by the Lender to incorporate comparable amendments, supplements or other modifications to this Agreement.

ARTICLE V
MISCELLANEOUS

5.1                                 Expenses.  The Borrower hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other instruments or documents to be delivered in connection herewith, including, without limitation, the reasonable fees and disbursements of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement and such other agreements and documents.

5.2                                 Amendment; Waiver.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.3                                 Notices/Payments.  All payments by the Borrower with respect of the principal of, interest on or fees relating to the Loans shall be made by wire transfer of immediately available funds to Wachovia Bank, National Association, ABA Routing No. 063000021, Summit, New Jersey, Beneficiary Account: 0101-0145916-0002088, Beneficiary Name:  Commercial Loan Services, Payment, NC6885.  All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex) and mailed, telecopied, telexed or delivered, if to the Parent or the Borrower, to such party at 7 Sylvan Way, Parsippany, New Jersey 07054 Attention:  Mark L. Heimbouch, Chief Financial Officer, Facsimile: (973) 496-2760 with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, Attention:  James M. Douglas, Facsimile:  (917) 777-2181; and, if to the Lender, to Wachovia Bank, National Association, Charlotte Plaza Building, 201 South College Street, 8th floor, NC 0680, Charlotte, North Carolina 28288, Facsimile: (704) 383-0288 with a copy to Wachovia Bank, National Association, 190 River Road, Summit, New Jersey 07901-1444, Attention: James Petronchak, Facsimile: (908) 598-3800, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices and communications shall, when mailed, telecopied or telexed, be effective when deposited in the mails, telecopied or confirmed by telex answerback, respectively, except that notices to the Lender pursuant to the provisions of Articles 1, 2 or 3 shall not be effective until received by the Lender.

5.4                                 No Waiver.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.5                                 Survival.  All representations, warranties and agreements made by or on behalf of the Credit Parties in this Agreement and the other Credit Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans.  In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Credit Documents relating to indemnification or payment of costs and expenses shall survive the payment in full of all Loans, the termination of the Commitment, and any termination of this Agreement or any of the other Credit Documents.

5.6                                 Indemnification.  The Borrower hereby agrees to indemnify the Lender and hold it harmless against any and all losses, claims, damages and liabilities of or to the Lender in connection with or as a result of this Agreement, the Revolving Line of Credit, any Loan or any application of the proceeds of any Loan on the same terms and to the same extent as the “Lenders” are so indemnified pursuant to the Existing Credit Agreement.

5.7                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

5.8                                 Assignments; Participations.  The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Line of Credit and the Loans owing to it) on the same terms and subject to the same conditions as are set forth for assignments by lenders under the Existing Credit Agreement.  In connection with any such assignment, the Borrower agrees to execute and deliver such documentation as the Lender or any such permitted assignee may reasonably request to evidence such assignment and the rights and obligations of such assignee hereunder.  The Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Revolving Line of Credit and the Loans owing to it); provided, however, that (i) the Lender’s obligations under this Agreement (including, without limitation, the Revolving Line of Credit hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

5.9                                 Maximum Interest Rate.  Nothing contained in this Agreement shall be deemed to establish or require the payment of interest to the Lender at a rate in excess of the maximum rate permitted by governing law.  In the event that the rate of interest required to be paid under this Agreement exceeds the maximum rate permitted by governing law, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate permitted by governing law and any amounts collected in excess of the permissible amount shall be deemed a prepayment of principal on the Loans.

5.10                           [Intentionally Deleted.]

5.11                           Counterparts.  This Agreement may be executed in separate counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an originally executed counterpart of this Agreement.

5.12                           Governing Law.  This Agreement and the other Credit Documents shall (except as may be expressly otherwise provided in any Credit Document) be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

5.13                           Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.14                           Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a)                                  The Parent and the Borrower each irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Supreme Court of State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Parent, the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(b)                                 Each of the Parent and the Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 5.14(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)                                  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5.3.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

5.15                           Severability.  To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JACKSON HEWITT TAX SERVICE INC.

By	/s/ Mark L. Heimbouch
Name: Mark L. Heimbouch
Title: Chief Financial Officer

JACKSON HEWITT INC.

By	/s/ Mark L. Heimbouch
Name: Mark L. Heimbouch
Title: Chief Financial Officer

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ Eugene S. Smith
Name: Eugene S. Smith
Title: Senior Vice President

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